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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        September 20, 2000
                                                 -------------------------------

                                ZALE CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

     Delaware                          001-04129               75-0675400
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(State or Other Jurisdiction          (Commission          (IRS Employer
of Incorporation)                     File Number)         Identification No.)

901 W. Walnut Hill Lane, Irving, Texas                              75038-1003
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code        (972) 580-4000
                                                   -----------------------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 20, 2000, Jewelry Expansion Corp. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Zale Corporation, a Delaware corporation ("Zale"), acquired approximately 9,391,864 shares (including 441,031 shares tendered pursuant to notices of guaranteed delivery) of common stock, par value $0.01 per share (the "Shares"), of Piercing Pagoda, Inc., a Delaware corporation ("Piercing Pagoda"). The acquired Shares represented approximately 99.5% of Piercing Pagoda's outstanding shares and were acquired pursuant to a cash tender offer made to all holders of outstanding Shares for a price of $21.50 per Share, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constituted the "Offer"), each dated August 22, 2000. The Offer, which commenced on Tuesday, August 22, 2000, expired at 12:00 midnight, New York City time, on Tuesday, September 19, 2000.

         On September 29, 2000, pursuant to the Agreement and Plan of Merger, dated as of August 11, 2000 (the "Merger Agreement"), by and among Zale, the Purchaser and Piercing Pagoda, the parties to the Merger Agreement effected a merger of the Purchaser with and into Piercing Pagoda (the "Merger") without a meeting of Piercing Pagoda's stockholders in accordance with Section 253 of the Delaware General Corporation Law. Following the Merger, Piercing Pagoda continued as the surviving corporation (the "Surviving Corporation") and became a wholly owned subsidiary of Zale, and the separate corporate existence of the Purchaser ceased. As of the effective time of the Merger (the "Effective Time"), each Share outstanding immediately prior to the Effective Time (other than Shares owned by Zale, Piercing Pagoda or any subsidiary of Zale or Piercing Pagoda, which were canceled and ceased to exist) was converted into the right to receive from the Surviving Corporation the offer price of $21.50 per share, net to the seller in cash, less any required withholding taxes and without interest thereon.

         The total amount of funds required to purchase all of the outstanding Shares pursuant to the Offer was approximately $208 million, plus the assumption of approximately $55 million in debt. The Purchaser obtained all funds needed for the Offer and the Merger through advances made by Zale. Zale obtained the funds for such advances from its available cash and from working capital.

         Piercing Pagoda is the largest retailer of gold jewelry through kiosk stores in the United States. At March 31, 2000, Piercing Pagoda operated 940 stores in 44 states and Puerto Rico, including 907 kiosk stores and 33 in-line stores. Piercing Pagoda offers an extensive selection of popular-priced 14 karat and 10 karat gold chains, bracelets, earrings, charms and rings, as well as a selection of silver jewelry, all in basic styles at everyday low prices. Piercing Pagoda's stores are generally located in high traffic concourses of regional shopping malls and are primarily operated under the names Piercing Pagoda, Plumb Gold and Silver & Gold Connection.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

         Not Required.

         (b)      Pro Forma Financial Information

         Not Required.

         (c)      Exhibits

             2.1 Agreement and Plan of Merger, dated as of August 11, 2000, by and among Zale Corporation, Jewelry Expansion Corp. and
                      Piercing Pagoda, Inc. (incorporated by reference to
                      Exhibit 10.64 to Piercing Pagoda, Inc.'s Form 10-Q for the quarter ended June 30, 2000, previously filed with the Commission on August 14, 2000)

            99.1      Press Release announcing completion of the tender offer of
                      Jewelry Expansion Corp., dated September 20, 2000
                      (incorporated by reference to Exhibit 99.(a)(15) to the
                      tender offer statement on Schedule TO filed by Zale
                      Corporation and Jewelry Expansion Corp. on September 20,
                      2000)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ZALE CORPORATION
                                                (Registrant)


Dated:   October 5, 2000                     By: /s/ Alan P. Shor
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                                                 Alan P. Shor, President and
                                                 Chief Operating Officer